UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 3, 2026

reAlpha Tech Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41839	86-3425507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6515 Longshore Loop, Suite 100, Dublin, OH 43017

(Address of principal executive offices and zip code)

(707) 732-5742

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 3, 2026, reAlpha Tech Corp. (the “Company”) commenced a best efforts public offering (the “Offering”) of (i) 1,361,028 shares (the “Shares”) of its common stock, par value $0.001 per share (“Common Stock”), and (ii) pre-funded warrants to purchase up to an aggregate of 3,013,972 shares of Common Stock (the “Warrants,” and the shares of Common Stock issuable upon exercise thereof, the “Warrant Shares”) in lieu of Shares. Each Share was sold at a public offering price of $0.40, and each Warrant was sold at a public offering price of $0.3999.

The Warrants are immediately exercisable for one share of Common Stock at an exercise price of $0.0001 per share and will remain exercisable until the Warrants are exercised in full. The exercise price of the Warrants and number of Warrant Shares are subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations or similar events.The holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

The Offering is expected to close on or about November 4, 2026, subject to the satisfaction of customary closing conditions. The gross proceeds of the Offering, before deducting the fees and expenses of the Placement Agent (as defined below), described in more detail below, and other offering expenses payable by the Company, and excluding the net proceeds, if any, from the exercise of the Warrants, is expected to be approximately $1.75 million. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes, which could include funding operations, supporting growth initiatives, capital expenditures, potential acquisitions, investments in complementary business or technologies, or in connection with the settlement of litigation or claims.

In connection with the Offering, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited investor on November 3, 2026. Pursuant to the Purchase Agreement, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or any amendment or supplement thereto or sell, transfer, or dispose of any assets owned by the Company or any subsidiary of the Company valued in excess of $10,000 for 180 days after the closing date of the Offering, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a Variable Rate Transaction (as defined in the Purchase Agreement) until 180 days after the closing date of the Offering, subject to certain exceptions. Additionally, pursuant to the terms of the Purchase Agreement, each of the Company’s directors and executive officers entered into lock-up agreements that prohibit the sale, transfer, or other disposition of securities of the Company for a period of 45 days following the closing of the Offering, subject to certain exceptions.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the purchaser, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Maxim Group LLC (the “Placement Agent”) is acting as the exclusive placement agent in connection with the Offering. Pursuant to that certain Placement Agency Agreement, dated November 3, 2026 (the “Placement Agreement”), between the Company and the Placement Agent, the Company agreed to pay the Placement Agent in connection with the Offering a cash fee equal to 6.0% of the aggregate gross proceeds raised in the Offering, up to $150,000 for fees and expenses of the Placement Agent’s counsel and other out of pocket expenses.

The Shares, the Warrants and the Warrant Shares are being offered and sold by the Company pursuant to a Registration Statement on Form S-1 (File No. 333-299576) originally filed on October 22, 2026 (including the prospectus forming a part of such Registration Statement), with the Securities and Exchange Commission (the “SEC”) under the Securities Act, and declared effective by the SEC on November 3, 2026.

The foregoing descriptions of the Placement Agreement, the Warrants and the Purchase Agreement are not complete and are qualified in their entirety by reference to the full text of the form of Placement Agreement, the Warrants and the Purchase Agreement, copies of which are filed as Exhibits 1.1, 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale, of the securities referred to herein in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 8.01. Other Events.

On November 3, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and are hereby incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Placement Agency Agreement
4.1	Form of Pre-Funded Warrant
10.1	Form of Securities Purchase Agreement
99.1	Press Release, dated November 3, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2026	reAlpha Tech Corp.

	By:	/s/ Michael J. Logozzo
Michael J. Logozzo
Chief Executive Officer

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